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                                                                    Exhibit 99.1

             AT&T AND BT ANNOUNCE FINANCIAL CLOSURE OF CONCERT JOINT
                                    VENTURE

           NEW COMPANY BEGINS 2000 AS LEADING GLOBAL SERVICES PROVIDER

FOR RELEASE: WEDNESDAY, JANUARY 5, 2000

         NEW YORK - AT&T and BT today announced financial closure of Concert, their global communications joint venture. Concert begins operations in 2000 as the leading global telecommunications company serving multi-national business customers, international carriers and Internet service providers worldwide.

         Through Concert, AT&T and BT are aggressively executing a strategy to take advantage of a fast-growing global communications market that is now worth more than $100 billion.

         Concert provides customers with communications services of an unprecedented scale, scope and quality with the industry's broadest portfolio of voice, data and Internet services. It has a direct sales force serving approximately 270 multinational customers (MNCs). Through its network of global distributors, it also serves an additional 29,000 customers worldwide. Concert's frame relay network reaches every major city in the United States and the United Kingdom, and extends to an additional 170 cities in 47 countries. Its global public network directly reaches 237 countries more than any other existing network.

         In addition to using AT&T and BT's extensive networks in the US and UK, Concert has built a new state of the art high speed Internet Protocol (IP) backbone network that spans 21 cities in 17 countries. This IP backbone supports a wide range of industry-leading Internet access, Internet backbone and IP Virtual Private Network (VPN) services. Work is now underway to integrate the Concert network with the IP backbone network that AT&T announced a year ago it would acquire from IBM. When this integration is completed, as expected, within the next 18 months, the Concert IP backbone network will extend to more than 60 cities worldwide. The combined network will support web hosting, application services and other e-business solutions.

         Concert's IP network is interconnected with the parents' extensive domestic IP backbone networks which distribute Concert services in the critical US and UK markets. The parents' domestic backbones will reach 450 points of presence by March 2000.

         Sir Peter Bonfield, BT's Chief Executive , said: "This is a new company for the new millennium addressing the massive growth in e-business in the internet enabled global economy. Concert hits the ground running. David Dorman was appointed CEO last spring and has built a formidable management team which takes over full control today."

         C. Michael Armstrong, AT&T Chairman and Chief Executive Officer said:
"Today's announcement is again evidence of AT&T's commitment to execute our growth strategy, and our continuing strong partnership with BT. Concert is positioned to provide the best services to customers and significant value to our shareholders. I've no doubt the global venture will deliver on its promise."
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         David Dorman, Concert Chief Executive Officer said: "We've heard what our customers want - global communications made simple. Concert is the only company with the means to deliver truly global services to customers by offering them reach, connectivity, flexibility and seamlessness in network services, applications and customer support. We have a great market opportunity ahead of us and fully intend to take advantage of it."

         Both AT&T's and BT's extensive in-country investments provide Concert with in-depth customer reach through affiliated distribution and local connectivity in key markets around the world. AT&T and BT collectively have direct investments in companies in 30 countries. Since announcing the creation of this joint venture in July 1998, AT&T and BT have jointly invested in Japan Telecom, and Rogers Cantel in Canada and BT has taken a stake in AT&T Canada. The two companies also formed "Advance," a strategic mobility alliance, whose services will be available through Concert.

         Concert will provide an unparalleled portfolio of managed services to its customers, including IP, managed data and voice, transit and hubbing, and a full range of services to selected MNCs. In total, these activities are expected to generate revenues of more than $5 billion in the year 2000, growing in excess of 15 percent per annum, the key driver being managed data and IP revenue.

         In addition, Concert will deliver traffic for the parents' International Direct Dial (IDD) voice businesses, generating revenues of approximately $2 billion this year. This revenue reflects the cost to the parents of carrying these IDD calls. As Concert drives efficiency improvements, the unit cost of delivery and therefore, these revenues, will decline, benefiting the parents.

         In aggregate, in 2000 Concert is expected to generate revenues of more than $7 billion, EBITDA in excess of $1 billion and EBIT of around $700 million.

         Capital expenditure is expected to be around $1.5 billion in year 2000 as the venture aggressively deploys its facilities-based IP network. Concert has fixed assets of approximately $3 billion.

         For AT&T and BT, Concert is expected to lead to neutral to modest earnings accretion this year and enhance both companies' long term growth.

CONCERT'S "NEW" BUSINESSES

         Concert combines the trans-border assets and operations of AT&T and BT, including their international networks, all their international traffic, and their international products for business customers. Concert, AT&T, BT and their family of joint ventures will operate to a common architecture, determined by Concert to ensure provision of seamless service to customers. Operating from multiple locations globally, Concert has about 6,000 employees and three profitable businesses:

         GLOBAL MARKETS: Working through a global network of distributors, Concert offers facilities based communications solutions for multinational companies and other business customers and institutions worldwide. AT&T, BT and other distributors around the world sell Concert services including private line, frame relay, global software defined networks and value added IP services. The business includes the activities of BT's wholly-owned subsidiary, previously known as Concert. This year, Global Markets is expected to generate over 30 percent of Concert's total revenue.

         GLOBAL ACCOUNTS: This business serves all of the communications needs of most of the top multinational customers from the financial, petroleum and information technology sectors. It has its own
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dedicated sales and service team of 2,000 people. This year, Global Accounts is expected to generate around 35 percent of Concert's total revenue.

         INTERNATIONAL CARRIER SERVICES: This business sells services, based on Concert's extensive networks, to fixed and wireless carriers and Internet service providers worldwide, including AT&T and BT. This year, AT&T and BT's combined international voice traffic is expected to be approximately 25 billion minutes, unmatched by any other operator. The business is establishing itself as the industry's pre-eminent carriers' carrier, providing wholesale transborder services to telecommunications companies and to Internet service providers worldwide. This year, International Carrier Services is expected to generate over 40 percent of Concert's total revenue.

The foregoing are "forward-looking statements" which are based on management's beliefs, as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the parents' and the venture's control, that could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

         Note: The revenue percentages shown for Concert's three businesses include internal revenues arising from trading within Concert. As a result, the sum of the percentages exceeds 100 percent.